U.S. SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                            ---------------------
                      FORM SB-2 REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933
                               AMENDMENT NO. 4
                            ---------------------

                                JURIS TRAVEL
                ---------------------------------------------
               (Name of small business issuer in its charter)

Nevada                             4724                     90-0006843
(State or other               (Primary Standard             (IRS Employer
jurisdiction             of Industrial Classification       Identification
incorporation                 or Code Number)               Number)
organization)

                       2950 E. Flamingo Rd., Suite E-5
                            Las Vegas, NV  89121
                               (702) 866-5833
        (Address and telephone number of principal executive offices)
                            ---------------------

                       2950 E. Flamingo Rd., Suite E-5
                            Las Vegas, NV  89121
   (Address of principal place of business or intended principal place of business)

                       Roxana Isabel Vargas, President
                                JURIS TRAVEL
                       2950 E. Flamingo Rd., Suite E-5
                            Las Vegas, NV  89121
                               (702) 866-5833
          (Name, address and telephone number of agent for service)
                            --------------------

                        Copies of Communications to:

                         Donald J. Stoecklein, Esq.
                            Stoecklein Law Group
                                Emerald Plaza
                        402 West Broadway, Suite 400
                             San Diego, CA 92101
                               (619) 595-4882

        Approximate date of commencement of proposed sale to public:
  As soon as practicable after the registration statement becomes effective
                         --------------------------

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.[ ]

                       Calculation of Registration Fee

                                                     Proposed
                                          Proposed   Maximum
                             Amount to    Offering  Aggregate    Amount of
   Title of Each Class of        be      Price Per   Offering  Registration
Securities to be Registered  Registered  Share (1)  Price (1)       Fee
Common Stock, $.001 par       250,000      $0.10     $25,000       $2.29
value
                             ----------  ---------  ---------  ------------
           TOTAL              250,000       N/A      $25,000       $2.29
                             ==========  =========  =========  ============

(1) The proposed maximum offering price is estimated solely for the purpose of determining the registration fee and calculated pursuant to Rule 457(c).

  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this
Registration  Statement shall thereafter become effective in accordance  with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

               Subject to Completion, dated _______  __, 2002

Initial Public Offering
     PROSPECTUS


                                    JURIS
                                    TRAVEL



                       250,000 Shares of Common Stock
                               $0.10 per share

The Offering

                              Per        Total
                             share
Public Price.                $0.10      $25,000
Commissions.                  $0          $0
Proceeds to JURIS TRAVEL.    $0.10      $25,000

We are offering to the public 250,000 shares of common stock on a "best efforts," "all-or-none," basis through our sole officer and director. If we do not sell all 250,000 shares within 180 days after commencement of this offering, the offering will terminate and all money paid for shares will be promptly returned to the purchasers, without interest and without deduction.

This is our initial public offering, and no public market currently exists for our shares. The offering price may not reflect the market price of our shares after the offering. There is no minimum purchase requirement and no arrangement to place funds in an escrow, trust, or similar account.
                          ________________________

An investment in our common stock involves a high degree of risk. You should purchase our common stock only if you can afford a complete loss of your purchase.

See "Risk Factors" beginning on page 3 for a discussion of material risks that you should consider prior to purchasing any of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
                          ________________________

The information contained in this prospectus is subject to completion or amendment. We have filed a registration statement with the Securities and Exchange Commission relating to the securities offered in this prospectus. We may not sell these securities nor may we accept any offers to buy the securities prior to the time the registration statement becomes effective. This prospectus is not an offer to sell or a solicitation of an offer to buy any securities. We shall not sell these securities in any state where such offer, solicitation or sale would be unlawful before we register or qualify the securities for sale in any such State.

           THE DATE OF THIS PROSPECTUS IS _________________, 2002.

                              Table of Contents

Prospectus Summary                                                         1
Summary Financial Information                                              2
Capitalization                                                             2
Risk Factors                                                               3
Special Note Regarding Forward-Looking Information                         6
Use of Proceeds                                                            7
Determination of Offering Price                                            8
Dilution                                                                   8
Plan of Distribution and Terms of the Offering                             9
Litigation                                                                10
Management                                                                10
Principal Stockholders                                                    11
Description of Securities                                                 11
Legal Matters                                                             13
Experts                                                                   13
Disclosure of Commission Position on Indemnification
for Securities Act Liabilities                                            14
Our Business                                                              15
Reports to Stockholders                                                   21
Management's Discussion and Analysis of Financial
Condition and Plan of Operations                                          21
Facilities                                                                25
Market Price Of Common Stock                                              26
Dividends                                                                 26
Executive Compensation                                                    26
Certain Relationships and Related Party Transactions                      27
Shares Eligible for Future Sale                                           27
Changes in and Disagreements with Accountants on
Accounting and Financial Disclosure                                       28
Index to Financial Statements                                             29
Report of Independent Certified Public Accountant                        F-1
Balance Sheet                                                            F-2
Statement of Operations                                                  F-3
Statement of Changes in Stockholders' Equity                             F-4
Statement of Cash Flows                                                  F-5
Notes to Financial Statements                                            F-6

                             Prospectus Summary

     Juris Travel is a Development Stage Company, incorporated in the State of Nevada in January of 2002. Juris Travel is engaged in the business of marketing, selling and distributing a variety of wholesale and retail travel related products and services. As of May 15, 2002, as a result of our recent formation, we have generated minimal revenues ($146.00) to date. However, our business strategy is to generate revenue from our retail travel services, which is anticipated to consist primarily of commissions earned from travel service suppliers, such as airlines, car rental companies, resorts and hotels, for facilitating travel arrangements for these suppliers' retail customers. We plan to offer retail vacation and business travel packages to primarily law offices and the related industry, through our website, www.juristravel.com. On February 19, 2002, we entered into a Travel Agent Agreement with Global Travel International, which provides us the ability to utilize Global Travel International's systems for booking our travel. We are currently dependent upon Global Travel International for the convenience of booking travel arrangements.

JURIS TRAVEL's address and phone number is:

     JURIS TRAVEL
     2950 E. Flamingo Rd.
     Suite E-5
     Las Vegas, Nevada 89121
     (702) 866-5833

                                The Offering

Securities Offered.                     250,000 shares of common stock

Price Per Share.                        $0.10

Minimum Purchase.                       NONE

Common Stock Outstanding
     before Offering.                   750,000 shares of common stock

Common Stock Outstanding
     after Offering.                    1,000,000 shares of common stock

Estimated Total Proceeds.               $25,000

Net Proceeds After Offering Expenses.   $19,000

Use of Proceeds.                        The proceeds of the offering will be
                                        used for website development,
                                        advertising and general working
                                        capital.

                        SUMMARY FINANCIAL INFORMATION

     The following table sets forth summary financial data derived from our financial statements. The data should be read in conjunction with the financial statements, related notes and other financial information included in this prospectus.

Operating Statement Data:                                   For the Period
                                                              January 23,
                                                                 2002
                                                            (Inception) to
                                                              January 31,
                                                            2002 (audited)
Income Statement Data:
Revenues:                                                    $            0
Expenses:                                                                 0
                                                             --------------
Net (Loss) from Operations                                                0
Loss per share                                               $       (0.00)
                                                             ==============

Balance Sheet Data:                                         For the Period
                                                              January 23,
                                                                 2002
                                                            (Inception) to
                                                              January 31,
                                                            2002 (audited)
Total Assets.                                                 $       7,500
Liabilities.                                                              0
                                                              -------------
Stockholders' Equity.                                         $       7,500
                                                              =============

                                CAPITALIZATION

     The following table sets forth our capitalization at January 31, 2002, after giving effect to and as adjusted to give effect to the sale of the 250,000 shares offered in this prospectus.

                                                     For the
                                                     Period          AS
                                                   January 23,    ADJUSTED
                                                      2002
                                                   (Inception)
                                                       to
                                                   January 31,
                                                      2002
                                                    (audited)
Current Liabilities:                               $          0  $        0

Stockholders' Equity:
     Common Stock, $0.001 par value; 100,000,000
shares authorized;
     750,000 shares issued and outstanding                  750
     1,000,000 shares issued and outstanding as
adjusted following 250,000 share offering                     0       1,000
     Preferred Stock, $0.001 par value;
20,000,000 shares                                             0           0
authorized: no shares issued
Additional paid-in capital                                6,750      31,500
Deficit accumulated during development stage                  0     (6,000)
                                                   ------------  ----------
     Stockholders' Equity                                 7,500      26,500
                                                   ------------  ----------
Total Capitalization                               $      7,500  $   26,500
                                                   ============  ==========

                                Risk Factors

     Investors in Juris Travel should be particularly aware of the inherent risks associated with our business. As of the date of this filing our management is aware of the following material risks.

We are a development stage company organized in January 2002 and have no operating history, which makes an evaluation of us extremely difficult. At this stage of our business operations, even with our good faith efforts, potential investors have a high probability of losing their investment.

     We were incorporated in January of 2002 as a Nevada corporation. As a result of our recent start up Juris Travel has yet to generate revenues from operations and has been focused on organizational, start-up, and market analysis activities since we incorporated. Although we have product to market as a result of our license with Global Travel, there is nothing at this time on which to base an assumption that our business operations will prove to be successful or that we will ever be able to operate profitably. Our future operating results will depend on many factors, including our ability to raise adequate working capital, demand for our products, the level of our competition and our ability to attract and maintain key management and employees. You should not invest in this offering unless you can afford to lose your entire investment.

We are significantly dependent on our sole officer and director, who has limited experience. The loss or unavailability to Juris Travel of Ms. Vargas's services would have an adverse effect on our business, operations and prospects.

     Our business plan is significantly dependent upon the abilities and continued participation of Roxana Isabel Vargas, our sole officer and director. Although Ms. Vargas is not irreplaceable it would be difficult to replace Ms. Vargas at such an early stage of development of Juris Travel. The loss by or unavailability to Juris Travel of Ms. Vargas's services would have an adverse effect on our business, operations and prospects. There can be no assurance that we would be able to locate or employ personnel to replace Ms. Vargas, should her services be discontinued. In the event that we are unable to locate or employ personnel to replace Ms. Vargas, then, in that event we would be required to cease pursuing our business opportunity, which could result in a loss of your investment.

Ms. Vargas has no experience in running either a public or private company. The lack of experience in operating either a public or private company could impact our return on investment, if any.

     As a result of our reliance on Ms. Vargas, and her lack of experience in operating either a private or public company, our investors may be at risk in losing their entire investment. Although Ms. Vargas intends to hire personnel in the future, who may have the experience required to manage our company, such management is not anticipated until the occurrence of future financing. Until such management is in place, we are reliant upon Ms. Vargas to make the appropriate management decisions based upon her lack of experience.

Ms. Vargas is involved with other businesses and there can be no assurance that she will continue to provide services to us. Ms. Vargas's limited time devotion, less than 10 hours per month, to Juris Travel could have an adverse effect on our operations.

     As compared to many other public companies, we do not have the depth of managerial or technical personnel. Ms. Vargas is involved with other businesses and there can be no assurance that she will continue to provide services to us. Ms. Vargas will devote only a portion, less than 10 hours per month, of her time to our activities. As our sole officer and director, decisions are made at her sole discretion and not as a result of compromise or vote by members of a board.

We will require additional financing in order to implement our marketing plan. In the event we are unable to acquire additional financing, we may not be able to implement our market plan resulting in a loss of revenues and ultimately the loss of your investment. Our auditor's report reflects the fact that without realization of additional capital, it would be unlikely for us to continue as a going concern. If we are unable to continue as a going concern, it is likely that you will lose your investment.

     Due to our start-up nature, we will have to incur the costs of developing professional marketing materials, hiring new employees and commencing marketing activities for our travel services. To fully implement our business plan we will require substantial additional funding. This offering, if successful, will only enable us to maintain minimum operations and working capital requirements and will assist us in further developing our initial business operations.

     Following this offering we will need to raise additional funds to expand our operations. We plan to raise additional funds through private placements, registered offerings, debt financing or other sources to maintain and expand our operations. Adequate funds for this purpose on terms favorable to us may not be available, and if available, on terms significantly more adverse to us than are manageable. Without new funding, we may be only partially successful or completely unsuccessful in implementing our business plan, and our stockholders may lose part or all of their investment.

     As a result of our deficiency in working capital at January 31, 2002 and other factors, our auditors have included a paragraph in their report regarding substantial doubt about our ability to continue as a going concern. Our plans in this regard are to seek additional funding through this offering and future equity private placements or debt facilities.

We may never become profitable or sell any of our travel services, which could result in the loss of your investment.

     We have had no revenue since our incorporation in January 2002. We have yet to undertake the sale of our travel services; however have commenced the development of our website. Even after we commence the sale of our travel services there is no guarantee that we will become profitable. Our industry is highly competitive and there is no guarantee that we will be able to secure the business of our target buyers.

Our revenues may be adversely affected by declines in or elimination of commissions paid by airlines. The declines or elimination of commissions may result in a decline in revenues, which could result in the loss of your investment.

     A substantial majority of our revenues depends on the commissions paid by airlines for bookings made through our online travel service. Recently several of the major airlines have terminated the payment of commissions in the sale of airline tickets which may substantially impact our revenues and our plan of operations. We may be forced to add on servicing fees to our clients, which may result in reduced revenues. Generally, we will not have long-term written commission agreements with any of the airlines. As is standard practice in the travel industry, we rely on informal arrangements for the payment of commissions, which applies, to all travel agencies. Travel suppliers are not obligated to pay any specified commission rate for customer bookings made online through our website. We cannot assure you that airlines, hotel chains or other travel suppliers will not reduce current industry commission rates or eliminate commissions entirely, either of which could reduce or substantially eliminate our revenues.

There is no current public market for our common stock; therefore you may be unable to sell your securities at any time, for any reason, and at any price, resulting in a loss of your investment.

     As of the date of this prospectus, there is no public market for our common stock. Although we plan to contact an authorized OTC Bulletin Board market maker for sponsorship of our securities on the Over-the-Counter Bulletin Board, there can be no assurance that our attempts to do so will be successful. Furthermore, if our securities are not quoted on the OTC Bulletin Board or elsewhere, there can be no assurance that a market will develop for the common stock or that a market in the common stock will be maintained. As a result of the foregoing, investors may be unable to liquidate their investment for any reason.

About this Prospectus

     You should only rely on the information contained in this prospectus.
We have not authorized anyone to provide information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, shares of our common stock on a "best efforts," "all-or-none," basis only in jurisdictions where offers and sales are permitted.

Available Information

     We are not subject to the informational requirements of the Securities Exchange Act of 1934, as amended. Once our securities are registered under the Securities Exchange Act of 1934, we will file reports and other information with the Securities and Exchange Commission. We intend to register our securities under Section 12(g) of the Exchange Act. Once our registration statement becomes effective we shall file supplementary and periodic information, documents and reports that are required under section 13 of the Securities Act of 1933, as amended.

     All of our reports can be reviewed through the SEC's Electronic Data Gathering Analysis and Retrieval System which is publicly available through the SEC's website (http://www.sec.gov).

     We intend to furnish to our stockholders annual reports containing financial statements audited by our independent certified public accountants and quarterly reports containing reviewed unaudited interim financial statements for the first three-quarters of each fiscal year. You may contact the Securities and Exchange Commission at 1-(800) SEC-0330 or you may read and copy any reports, statements or other information that Juris Travel files with the Securities and Exchange Commission at the Securities and Exchange Commission's public reference room at the following location:

                            Public Reference Room
                           450 Fifth Street, N.W.
                                  Room 1024
                           Washington, D.C. 20549
                          Telephone 1(800)-SEC-0330

     We have filed with the Commission a registration statement on Form SB-2 under the Securities Act of 1933, as amended with respect to the securities offered in this prospectus. This prospectus does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the common stock offered in this prospectus, reference is made to such registration statement, exhibits and schedules. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference. A copy of the registration statement, including the exhibits and schedules can be reviewed through EDGAR.

              SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     Some of the statements under "Prospectus Summary", "Risk Factors", "Management's Discussion and Analysis of Financial Condition and Results of Operations", "Our Business", and elsewhere in this prospectus constitute forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "expects", "plans", "anticipates", "believes", "estimated", "predicts", "potential", or "continue" or the negative of such terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. These factors include, among other things, those listed under "Risk Factors" and elsewhere in this prospectus. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. We are under no duty to update any of the forward-looking statements after the date of this prospectus to conform forward-looking statements to actual results.

                               USE OF PROCEEDS

     The amounts and timing of expenditures described in the table for each purpose may vary significantly depending on numerous factors, including, without limitation, the progress of our marketing, development of our travel services product packaging, our ability to establish collaborative arrangements, the initiation of commercialization activities, and the availability of other financing. We anticipate, based on currently proposed plans and assumptions relating to our operations, that our available cash of approximately $5,400, the maximum net proceeds of this offering $19,000 and cash flow from operations, if any, will be adequate to satisfy our capital needs for approximately 12 months following consummation of this offering. Our anticipated expenditures during the next 12 months, including expenditures allocated below, include: (i) annual web address fee - $35, (ii) annual fee to Global Travel International (fee becoming due in February 2003)
- $129, (iii) accounting - $1500, (iv) additional legal $2,000, and (v) miscellaneous expenses $1,736. Upon completion of this offering, we will have paid the Stoecklein Law Group $5,000 in legal fees from the proceeds of this offering, and anticipate paying an additional $2,000 in legal fees to the Stoecklein Law Group over the next 12 months from cash on hand. We have based our assumptions on the fact that we will not incur additional obligations for personnel, office, etc. until such time as we either raise additional equity or debt, or generate revenues to support such expenditures.

     The proceeds from the sale of the shares of common stock offered hereby are estimated to be approximately $25,000. We intend to utilize the estimated net proceeds following the offering for the following purposes:

                                                          Offering Proceeds
Total Proceeds                                                $       25,000

Less: Offering Expenses
 Legal                                                                 5,000
    Copying, Printing                                                    500
    SEC filing fees                                                     2.29
    Transfer Agent Fees                                                  200
    Other expenses                                                    297.71
                                                              --------------
Net Proceeds from Offering                                    $       19,000
                                                              ==============
Use of Net Proceeds

     Website Development (1)                                  $        6,000
     Advertising (2)                                                   9,000
     Working Capital (3)                                               4,000
                                                              --------------
Total Use of Proceeds                                         $       25,000
                                                              ==============

(1) Website Development. Although our website is functional at this time, and capable of booking travel, we anticipate utilizing the website development fund to enhance the website, making the website more user friendly, while at the same time linking the website to with tag line information, which is anticipated to cause a significant number of individuals visiting the website. Tag line information consists of key words placed at strrategically located positions whitin our website which provide for the access of our site to individuals searching for information utilicing any of the key woord. Additionally, we anticipate developing a marketing impact capability for the site by creating a method of determining the number and types of individuals utilizing the site. The marketing impact capability for the website is a method of website development that provides us with key marketing information when customers make contact with our website. We anticipate utilizing the information to determine our best marketing direction.This enhancement of the site will be paid for through this allocation.
(2) Advertising. Advertising includes expenditures for advertising in law related informational material such as the Federal Bar Association magazine, California Bar Journal, and Daily Bar Journal.
(3) Working Capital. We intend to apply the balance of the proceeds of the offering to working capital. Our management will have broad discretion with respect to the use of proceeds retained as working capital. Such proceeds may be used to defray overhead expenses, purchase capital equipment, fund expansion and negative cash flow positions and for future opportunities and contingencies that may arise. We anticipate utilizing some of the working capital for such items as letterhead, postage, telephone expenses, and general office administrative purposes.

     A breakdown of our expenses by principal uses to date have included the following: audit fees - $1,000, Global Travel license fees - $647.98, Clark County Business License - $195, Department of Taxation - $25, Securities & Exchange Filing Fee - $2.29, Bank Charges - $30.00, and Rent of $180.00. In addition we have incurred corporate fees which we have not been billed for in the sum of $560. These amounts comprise the amounts we have allocated to website development, Advertising, and Working capital. The Global Travel license fee of $647.98 includes fees allocated for website development. The website is currently functioning based on the expenditure to Global Travel. We have had insufficient capital at the commencement of our business to began our advertising; however we have allocated $200 out of cash on hand to commence such advertising during the month of June 2003. We have set aside the balance of our cash on hand for working capital. We have determined the amount required for these categories based upon quotations from advertising media, our current relationship with Global Travel, and the minimal amount of funds on hand to sustain our operations.

                       DETERMINATION OF OFFERING PRICE

     We have arbitrarily determined the initial public offering price of the shares. We considered several factors in such determination. Including the following:
*    our start up status;
* prevailing market conditions, including the history and prospects for the industry in which we compete;
*    our future prospects; and
*    our capital structure.

     Therefore, the public offering price of the shares does not necessarily bear any relationship to established valuation criteria and may not be indicative of prices that may prevail at any time or from time to time in the public market for the common stock. You cannot be sure that a public market for any of our securities will develop and continue or that the securities will ever trade at a price at or higher than the offering price in this offering.
                                  DILUTION

     The difference between our initial public offering price per share of common stock and the pro forma net tangible book value per share of common stock after this offering constitutes the dilution to investors in this offering. Our net tangible book value per share is determined by dividing our net tangible book value (total tangible assets less total liabilities) by the number of outstanding shares of common stock.

     At January 31, 2002 our common stock had a pro forma net tangible book value of approximately $7,500 or $0.01 per share. After giving effect to the receipt of the net proceeds from this offering offered in this prospectus at an assumed initial offering price of $0.10 per share, our pro forma net tangible book value at January 31, 2002, would have been $26,500 or $0.03 per share, representing an immediate increase in net tangible book value of $0.02 per share to our present stockholders, and immediate dilution of $0.07 per share to investors, or 73.50%. The following table illustrates dilution to investors on a per share basis:

Offering price per share...                                          $0.10
Net tangible book value per share before offering                    $0.01
Increase per share attributable to investors                         $0.02
Pro forma net tangible book value per share after offering           $0.03

Dilution per share to investors                                      $0.07

     The following table summarizes, as of January 31, 2002, the difference between the number of shares of common stock purchased from us, the total cash consideration paid and the average price per share paid by existing stockholders of common stock and by the new investors purchasing shares in this offering. The table assumes the sale of the 250,000 shares offered in this prospectus at an assumed initial public offering price of $0.10 per share and before any deduction of estimated offering expenses.

                               Shares Purchased      Total Cash     Average
                                                    Consideration    Price
                                                                      Per
                                                                     Share
                               Amount    Percent   Amount   Percent
Original Stockholders          750,000     75%     $7,500     23%    $0.01
Public Stockholders            250,000     25%    $25,000     77%    $0.10
                              ---------  -------  -------   ------
     Total                    1,000,000   100%    $32,500    100%
                              =========  =======  =======   ======

               PLAN OF DISTRIBUTION AND TERMS OF THE OFFERING

     This is a "direct public" offering. We will not receive any proceeds of the offering unless we sell all of the 250,000 shares offered in this prospectus. If all of the shares are not sold, subscribers will lose the use of their funds for the offering period of up to 180 days; the funds invested by them will be promptly returned to the subscribers at the end of the offering without interest and without deduction.

     We are offering Two hundred Fifty thousand (250,000) shares at ten cents ($0.10) per share. We can give no assurance that the shares will be sold.
If subscriptions are received for fewer than 250,000 shares, no shares will be sold.

     Funds received prior to reaching the 250,000 shares will be held in a non-interest bearing segregated account and will not be used until the offering is completed. The segregated account is an account separated from our existing operations account set up for the sole purpose of receiving the proceeds of this offering. If we do not sell 250,000 shares within 180 days after commencement of this offering, the offering will terminate and all money paid for shares will be returned to the purchasers, without interest and without deduction within 24 hours of the termination of the offering if not fully subscribed within the 180 days.

     If we were to be unsuccessful in achieving the offering, funds will be redistributed to all investors who have purchased the shares offered in this prospectus. Upon achieving the offering and the acceptance of a subscription for shares, our transfer agent will issue the shares to the purchasers. We may continue to offer shares for a period of 180 days after commencement of this offering or until we have sold all of the shares offered in this prospectus. During the offering period, no subscriber will be entitled to any refund of any subscription.

     We will sell the shares on a "best efforts," all-or-none," basis through our sole officer and director, Roxana Isabel Vargas, who will not receive any compensation in connection with the sale of shares, although we will reimburse her for expenses incurred in connection with the offer and sale of the shares. Ms. Vargas will be relying on, and complying with, Rule 3a4-1 of the Exchange Act as a "safe harbor" from registration as a broker-dealer in connection with the offer and sales of the shares. In order to rely on such "safe harbor" provisions provided by Rule 3a4-1, she must be in compliance with all of the following:

*    she must not be subject to a statutory disqualification;
* she must not be compensated in connection with such selling participation by payment of commissions or other payments based either directly or indirectly on such transactions;

*    she must not be an associated person of a broker-dealer;
* she must restrict participation to transactions involving offers and sale of the shares;
* she must perform substantial duties for the issuer after the close of the offering not connected with transactions in securities, and not have been associated with a broker or dealer for the preceding 12 months, and not participate in selling an offering of securities for any issuer more than once every 12 months; and
* she must restrict participation to written communications or responses to inquiries of potential purchasers.

     Ms. Vargas intends to comply with the guidelines enumerated in Rule 3a4-
1.  Ms. Vargas, nor any affiliates will be purchasing shares in the offering.

     You may purchase shares by completing and manually executing a subscription agreement and delivering it with your payment in full for all shares, which you wish to purchase to our offices. Your subscription shall not become effective until accepted by us and approved by our counsel.

                                 LITIGATION

     We may from time to time be involved in routine legal matters incidental to our business; however, at this point in time we are currently not involved in any litigation, nor are we aware of any threatened or impending litigation.

                                 MANAGEMENT

     The members of our Board of Directors serve until the next annual meeting of stockholders, or until their successors have been elected. The officers serve at the pleasure of the Board of Directors. At present, Roxana Isabel Vargas is our sole officer and director. Information as to the director and executive officer is as follows:

Name                     Age    Title
Roxana Isabel Vargas     25     President, Secretary/Treasurer, Director

Duties, Responsibilities and Experience

Roxana Isabel Vargas is the President, Secretary/Treasurer and Director of Juris Travel. From September, 2001, to present, Ms. Vargas has been employed by the Clark County School District in Las Vegas, Nevada. From September, 1999 to June, 2000 Ms. Vargas was teaching for the Los Angeles School District. From 1994 to September, 1999 Ms. Vargas attended Long Beach State where she earned her Bachelor's Degree in Education. While working in the educational fields, Ms. Vargas attended general classes on the Internet which Ms. Vargas believes provided her minimal knowledge of the Internet. Additionally, while traveling personally and traveling to educational seminars pertaining to her teaching credentials she acquired her interest in developing a method of marketing travel services through the Internet and other retail channels, primarily to the legal industry. Ms. Vargas has no other experience or expertise in the travel industry.

                           PRINCIPAL STOCKHOLDERS

     The following table sets forth information as of the date of this prospectus, and as adjusted giving effect to the sale of 250,000 shares of common stock in this offering, relating to the beneficial ownership of our common stock by those persons known to us to beneficially own more than 5% of our capital stock and Roxana Isabel Vargas, our sole officer and director. The address of each person is care of Juris Travel.

                                                          Percent   Percent
                                                Number    Before     After
        Name of Beneficial Owner (1)          Of Shares  Offering  Offering
Roxana Isabel Vargas                           750,000     100%       75%
All Directors, Officers and Principle
Stockholders as a Group                        750,000     100%       75%

(1) "Beneficial ownership" means the sole or shared power to vote or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have "beneficial ownership" of any security that such person has the right to acquire within 60 days from the date of this prospectus.

                          DESCRIPTION OF SECURITIES

Common Stock

     Our Articles of Incorporation authorizes the issuance of 100,000,000 shares of common stock, $0.001 par value per share, of which 750,000 shares were outstanding as of the date of this prospectus. Upon sale of the 250,000 shares, we will have outstanding 1,000,000 shares of common stock. Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock have no cumulative voting rights. Holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared, from time to time by the Board of Directors in its discretion, from funds legally available to be distributed. In the event of a liquidation, dissolution or winding up of Juris Travel, the holders of shares of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities and the prior payment to the preferred stockholders if any. Holders of common stock have no preemptive rights to purchase our common stock. There are no conversion rights or redemption or sinking fund provisions with respect to the common stock.

Preferred Stock

     Our Articles of Incorporation authorizes the issuance of 20,000,000 shares of preferred stock, $.001 par value per share, of which no shares were outstanding as of the date of this prospectus. The preferred stock may be issued from time to time by the Board of Directors as shares of one or more classes or series. Our board of directors, subject to the provisions of our Articles of Incorporation and limitations imposed by law, is authorized to:

*    adopt resolutions;
*    to issue the shares;
*    to fix the number of shares;
*    to change the number of shares constituting any series; and
*    to provide for or change the following:

  -    the voting powers;
  -    designations;
  -    preferences; and
  - relative, participating, optional or other special rights, qualifications, limitations or restrictions, including the following:
     -    dividend rights (including whether dividends are cumulative);
     -    dividend rates;
     -    terms of redemption (including sinking fund provisions);
     -    redemption prices;
     -    conversion rights; and
     - liquidation preferences of the shares constituting any class or series of the preferred stock.

     In each of the listed cases, we will not need any further action or vote by the stockholders.

     One of the effects of undesignated preferred stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of shares of preferred stock pursuant to the Board of Director's authority described above may adversely affect the rights of holders of common stock. For example, preferred stock issued by us may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for the common stock at a premium or may otherwise adversely affect the market price of the common stock.

Nevada Laws

     The Nevada Business Corporation Law contains a provision governing "Acquisition of Controlling Interest." This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires "control shares" whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges:

*    20 to 33%
*    33% to 50%
*    more than 50%.

     A "control share acquisition" is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation. Our articles of incorporation and bylaws do not exempt our common stock from the control share acquisition act.

     The control share acquisition act is applicable only to shares of "Issuing Corporations" as defined by the act. An Issuing Corporation is a Nevada corporation, which;

* has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Nevada; and

* does business in Nevada directly or through an affiliated corporation. At this time, we do not have 100 stockholders of record resident of Nevada. Therefore, the provisions of the control share acquisition act do not apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply to us, the provisions of the control share acquisition act may discourage companies or persons interested in acquiring a significant interest in or control of Juris Travel, regardless of whether such acquisition may be in the interest of our stockholders.

     The Nevada "Combination with Interested Stockholders Statute" may also have an effect of delaying or making it more difficult to effect a change in control of Juris Travel. This Statute prevents an "interested stockholder" and a resident domestic Nevada corporation from entering into a "combination," unless certain conditions are met. The Statute defines "combination" to include any merger or consolidation with an "interested stockholder," or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an "interested stockholder" having;

* an aggregate market value equal to 5 percent or more of the aggregate market value of the assets of the corporation;
* an aggregate market value equal to 5 percent or more of the aggregate market value of all outstanding shares of the corporation; or
* representing 10 percent or more of the earning power or net income of the corporation.

     An "interested stockholder" means the beneficial owner of 10 percent or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof. A corporation affected by the statute may not engage in a "combination" within three years after the interested stockholder acquires its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. If approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of;

* the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which she became an interested stockholder, whichever is higher;
* the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher; or
* if higher for the holders of Preferred Stock, the highest liquidation value of the Preferred Stock.

                                LEGAL MATTERS

     The Stoecklein Law Group of 402 West Broadway, Suite 400, San Diego, California 92101 has issued an opinion that the shares being issued pursuant to this offering, upon issuance, will have been duly authorized and validly issued, fully paid, and non-assessable.

                                   EXPERTS

     The financial statements of Juris Travel as of January 31, 2002 are included in this prospectus and have been audited by G. Brad Beckstead, C.P.A., an independent auditor, as set forth in his report thereon appearing elsewhere herein and are included in reliance upon such reports given upon the authority of such individual as an expert in accounting and auditing.

                         DISCLOSURE OF COMMISSION'S
         POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

     No director of Juris Travel will have personal liability to us or any of our stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director since provisions have been made in the Articles of Incorporation limiting such liability. The foregoing provisions shall not eliminate or limit the liability of a director for:

*    any breach of the director's duty of loyalty to us or our stockholders
* acts or omissions not in good faith or, which involve intentional misconduct or a knowing violation of law
*    or under applicable Sections of the Nevada Revised Statutes
* the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes or,
* for any transaction from which the director derived an improper personal benefit.

     The Bylaws provide for indemnification of our directors, officers, and employees in most cases for any liability suffered by them or arising out of their activities as directors, officers, and employees if they were not engaged in willful misfeasance or malfeasance in the performance of his or her duties; provided that in the event of a settlement the indemnification will apply only when the Board of Directors approves such settlement and reimbursement as being for our best interests. The Bylaws, therefore, limit the liability of directors to the maximum extent permitted by Nevada law (Section 78.751).

     Our officers and directors are accountable to us as fiduciaries, which means they are required to exercise good faith and fairness in all dealings affecting Juris Travel. In the event that a stockholder believes the officers and/or directors have violated their fiduciary duties, the stockholder may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce the stockholder's rights, including rights under certain federal and state securities laws and regulations to recover damages from and require an accounting by management. Stockholders who have suffered losses in connection with the purchase or sale of their interest in Juris Travel in connection with such sale or purchase, including the misapplication by any such officer or director of the proceeds from the sale of these securities, may be able to recover such losses from us.

                                OUR BUSINESS

Overview

     Juris Travel is a Development Stage Company, incorporated in the State of Nevada in January of 2002. Juris Travel is engaged in the business of marketing, selling and distributing a variety of wholesale and retail travel related products and services. As of May 15, 2002, as a result of our recent formation, we have generated minimal revenues ($146.00) to date. However, our business strategy is to generate revenue from our retail travel services, which is anticipated to consist primarily of commissions earned from travel service suppliers, such as airlines, car rental companies, resorts and hotels, for facilitating travel arrangements for these suppliers' retail customers. We plan to offer retail vacation and business travel packages to primarily law offices and the related industry, through our website, www.juristravel.com which is linked to www.juristravel.globaltravel.com, a URL on Global Travel International's server. Our ability to generate revenues through these vendors is initially based upon the agreements established between the vendors and Global Travel International.

     To date, our only activities have been organizational, directed at acquiring our Travel Agency Agreement with Global Travel International and raising the initial capital and developing our business plan. We have not commenced any substantial commercial or other operations. We have no full time employees and own no real estate.

     Through our agreement with Global Travel International we are able to utilize the resources of Global Travel International to handle our clients travel needs through Global Travel International's reservation center, GlobalNet. Alternatively, we are able, under our agreement with Global Travel International to book travel direct. In either case we will earn commissions on the travel, which is arranged for our clients. The agreement with Global Travel International allows us to commence a travel agent operation without the significant expenses of developing our own web oriented travel related Internet site. By utilizing the website and facilities of Global Travel International we are able to concentrate our efforts on establishing our business through marketing channels as opposed to operation matters in managing software and incurring personnel costs associated with booking travel. Our intention is to first develop the business through marketing efforts, and subsequent to the development of our business, purchase our own travel related software to book travel direct without going through companies such as Global Travel International.

     We have entered into a Travel Agency Agreement with Global Travel International that provides us with our ability to book travel arrangements. If Global Travel International were to become insolvent or choose to discontinue the supply of our travel services, it may have a material adverse effect on our business and plan of operations. Without the ability to book our travel arrangements through Global Travel International, we would be forced to seek alternative travel booking relationships. We have located alternative travel booking companies for travel booking arrangements of the same or similar services provided by Global Travel International; however, there is no assurance that the travel services would be available on the same price margins or quantities as those travel services provided by Global Travel International. Some of the travel companies that we have discussed travel agency agreements with, including Uniglobe Travel and Bestfares.com have pricing structures comparable to our pricing structure with Global Travel International. Therefore in the event we were unable to continue utilizing the services of Global Travel International, we have alternative companies with the same availability for travel services. The agreement with Global Travel International is for a term of one year from February 19, 2002 and will automatically be renewed on an annual basis before the end of the term, unless terminated by either party upon at least 30 days written notice prior to the end of the current term. In the event Juris Travel shall fail to comply with any of the terms of the agreement, Global Travel International may immediately terminate the agreement upon written notice. Global Travel International has indicated that they have agreements with 40,000 agents. All of these agents, plus Global Travel International, and all other travel agents are competitors of ours.

     Through our agreement with Global Travel International, our website is linked to an Internet server owned and operated by Global Travel International. In the event of a termination of our agreement with Global Travel International, our connection to their server would be terminated, resulting in our inability to generate revenues though travel bookings related to our agreement with Global Travel International. Alternatively, we have the ability to execute new contracts with firms such as Uniglobe Travel and Bestfares.com for a similar website travel service.

     Generally, our clientele will be acquired through various advertising media, including internet banner adds, periodicals, newspapers, and word of mouth. Clients will be able to call our direct line, our 800 number or go direct to our website, www.juristravel.com to book travel. Initially, we will utilize Global Travel International's GlobalNet processing center to assist us in booking travel. As a result of our service being provided over the telephones and Internet only, we have no geographic limitation. Through salaried employees of Global Travel International, and the use of their programs and systems, we are able to research travel information for the best prices, while reserving the travel, and paying for the travel. This service provided by Global Travel International allows us to concentrate on marketing our travel services rather than incurring the obligations of overseeing the personnel required to research and book travel. Additionally, we have avoided the front end costs associated with such activities. For this service we share our business with Global Travel International. Generally travel is paid by credit card authorization, money orders, or cashier's checks. There are several ticket delivery options available, including express mail, USPS Standard Deliver-first class, prepaid tickets held at the airport counter, and in some cases ticketless travel.

     Revenues are generated from commissions earned on the various products purchased, whether car rental, hotel, airlines, Corporate Travel, Vacation Packages, Cruises, etc. The commissions vary, and are based upon the agreement Global Travel International has with the different vendors of travel services and products. As a result of the Personal Identification Number (PIN) attached to all travel products or services ordered through Juris Travel or its website, or Global Travel International direct, Juris Travel receives a commission. Whether we book travel online, or over the phone, by calling Global Travel International, our status as an independent agent of Global Travel International allows us to research travel itineraries, obtain quotes and book travel.

Acquisition of the Travel Agency Agreement

     On February 19, 2002, we entered into a non-exclusive Travel Agent Agreement with Global Travel International. Prior to our agreement with Global Travel International, we had no affiliation and our current affiliation is only through our contract. Global Travel International is recognized by the travel industry's major professional organizations through its ARC/IATA number - 10623900, including the Airline Reporting Corporation
(ARC), the International Airlines Travel Agent Network (IATAN), and the Cruise Lines International Association (CLIA). The Airline Reporting Corporation (ARC) is the agency that is responsible for appointing travel agents in the United States to sell domestic tickets. IATA is a private association of international airlines. In order for a travel agency to receive compensation for ticket sales of airline tickets, a ARC/IATA number is required to track the compensation and demonstrate that the agency is registered with ARC and IATA.

     The Travel Agent Agreement grants us a right to offer travel services from travel service suppliers, such as airlines, car rental companies, resorts and hotels, for facilitating travel arrangements for these suppliers' retail customers. We anticipate earning 50% of the 8-10% of commissions or service fees paid on travel items booked and revenues received. The consideration for Global Travel International providing the Travel Agency Agreement was Global Travel Internationals ability to earn more commissions through a wider distribution channel of offering travel services through Juris Travel, in addition to receiving an initiation fee of $495, yearly fees of $129, individual agent fees of $129 per year, per agent, and a 50% split of the commissions received from the travel service suppliers. The Travel Agent Agreement will continue on a yearly basis unless terminated by either party. The only significant default provision is a failure to pay the annual fees when due. At this time all fees that are due from Juris Travel to Global Travel International have been paid in full for the first year.

     In the event we are unsuccessful in obtaining additional capital other than as set forth in this offering, then in that event we will delay our advertising and promotional campaign which will result in the loss of revenues. However, as a result of our agreement with Global Travel International, we are not required to generate any minimum amount of business. Therefore, we will be able to continue in business; however on a minimal level.

     As a result of the Travel Agent Agreement, an individual agent card was issued to Ms. Vargas entitling Ms. Vargas to various personal benefits such as special offers on cruises, lower rates on rental cars, discounts on hotel rates, first class upgrades on flights, and discounts at some restaurants nationwide. There are no minimal time constraints or dollar minimums of business for many of these benefits.

Payment andTiming of Commissions

     There are two primary types of commissions that we will earn:
* ARC Commissions - these commission payments include most airline only reservations and some inclusive tour bookings. These commission payments will be made to us 30 days after the end of the month in which final payment was received by Global Travel International.
* Non-ARC Commissions - the Non-Arc Commission payments include tours, hotels, car rentals, cruises, and airlines such as Southwest, AirTran, Jet Blue, Vanguard, and Spirit. These suppliers typically pay commissions 60 to 90 days from the last date of travel. The last date of travel being the last date on which the client/customer completed their travel.

     Commission levels are paid as follows:

* Hotels - 50% of what Global Travel International receives (Global Travel International generally receives up to 10%).
* Cars - 50% of what Global Travel International receives (Global Travel International generally receives up to 10%).
* Cruise/Tours - 50% of what Global Travel International receives (Global Travel International generally receives up to 10%).
* Air Only Travel (Travel not a part of a cruise/tour package) - 10% of what Global Travel International receives (Global Travel International generally receives up to 8%).
* Air Travel Reservations booked through Global Travel.com - 25% of what Global Travel International receives (subject to airline commission rates).

Our Business Strategy

     A key component of our business strategy is to focus our limited resources in two segments: the business to consumer and business to business travel arena. We intend to initially concentrate our resources on the business to business online travel arena, where our objective is to sell to law offices and related industry business travel and leisure travel.

     We intend to fulfill demand for our travel products, in both the business to business and business to consumer online travel arenas, by aggregating our inventory of packaged leisure and business travel products offered by Global Travel International, through us, by using the Internet as the delivery platform. By implementing this strategy we believe that we can become profitable with a minimum number of employees, a minimum amount of office square feet, and a minimal amount of cash outlay.

     In an effort to obtain business that is generally being serviced through other travel agents we initially intend to establish an easy means by which the staff of attorneys, utilizing their current computer equipment, can be educated on booking travel direct through their individual offices. We do not believe that our travel methods are significantly different than any other travel services currently in place. We believe that our low cost of personnel expenses and low office expenditures will allow us to eventually expend more funds in the area of advertising. We do not know if we will achieve success through this plan of operation.

     In order to implement our business strategies, we have undertaken the following strategic initiatives:

* Utilization of current travel related technologies. We have received from Global Travel International software relating to processing on-line queries, vacation packaging, booking transactions, and making travel reservations, all of which are currently available to travel agents and consumers. Additional software systems available include Tourscape, Tourwise, Bookit, and Bookit Pro. Each of these software systems is designed to assist us in developing and packaging customized travel plans and reservations for our targeted market. In addition to the software provided by Global Travel International, we may purchase some of these non-proprietary technologies and software systems which are available to others. Some of our competitors also use these software systems. This provides those competitors with the same advantage as we would have in booking travel.

* Our Business Focus. We are planning on focusing our primary marketing and selling efforts to the law arena, such as the various legal newspapers, bar journals, and various Internet sites and legal conventions. Although we do not have any particular expertise in any area of travel services, we believe that if we initially commence our travel business with a focus on one business area it may benefit our ability to earn revenues.

* Strategic Relationship with Suppliers. As a result of the relationship of Global Travel International, and its magnitude of agents, approximately 40,000, we benefit through their buying power. Global Travel International approaches travel services vendors for special arrangements due to the large number of agents utilizing Global Travel International as their travel booking service. Periodically Global Travel International receives a special vendor offer that is passed on to the independent Global Travel International agents, who in turn pass on the offer to the agents customers.

     Our online booking engines and our primary website, www.juristravel.com, is currently operational. We believe that the $25,000 raised in this offering will provide sufficient capital to continue operations, including commencement of advertising and be in business for 12 months. In the event that we are unsuccessful in raising the funds under this offering, then in that event we will be forced into abandoning our advertising program under our plan of operation, which would cause us to magnify the time period required to create any significant revenues. However; as a result of our website being operational, we can continue operations for at least 12 months. If we were to terminate our website for any reason, then in that event we would not be able to continue in business. Our plan of operation is significantly based upon our ability to book travel over the Internet. We do not have the resources to book travel in the traditional methods. We plan to raise additional capital through additional equity or debt financings in the future. We have not had any discussions with any person or entity in reference to such financings.

     We intend to target these markets through continued advertising in trade magazines, newspapers, and websites oriented to our target market, law firms. We believe that if we initially focus on one group, lawyers, we will be able to focus our advertising media to this specific clientele. We eventually anticipate providing a service analogous to a concierge service for specific travel groups.

     Travel is highly sensitive to business and personal discretionary spending levels, and thus tends to decline during general economic downturns. In addition, other adverse trends or events that tend to reduce travel are likely to reduce our revenues. These may include:

* price escalation in the airline industry or other travel-related industries;
*    increased occurrence of travel-related  accidents;
*    airline or other travel-related strikes;
*    political instability;
*    regional hostilities and terrorism; and
*    bad weather.

Risk Management Insurance

     We do not maintain a liability insurance program, as we have not commenced the distribution of products or services to the general public or others. Our proposed insurance program, once implemented, will include property, casualty, and comprehensive general liability coverage. Management believes that the proposed insurance program is adequate. There can be no assurance that we will be able to maintain such liability insurance.

Competition

     The market for travel related products and services is highly competitive in all of our channels of potential distribution. Our competitors include:

* Internet travel agents such as Travelocity, Expedia and American Express Interactive, Inc.;
*    Local, regional, national and international traditional travel agencies;
* Consolidators and wholesalers of airline tickets, hotels and other travel products, including online consolidators such as Cheaptickets.com and Priceline.com and online wholesalers such as Hotel Reservations Network, Inc.;
* Airlines, hotels, rental car companies, cruise operators and other travel service providers, whether working individually or collectively, some of which are suppliers to us;
*    Operators of travel industry reservation databases; and
*    Airlines direct website distribution known as Orbitz.

     Many of our current competitors have:

*    Longer operating histories;
*    Larger customer bases;
*    Greater brand recognition;
*    Higher amounts of user traffic
* Significantly greater financial, technical, marketing and other resources; and
* The ability to enter into strategic or commercial relationships with larger, more established and well-financed companies.

     Moreover, due to the low cost of entering the market, competition may intensify and increase in the future. This competition may limit our ability to grow or become profitable or result in a loss of market share in the future.

Government Regulation

      The laws and regulations applicable to the travel industry affect us and our travel suppliers. We must comply with laws and regulations relating to the sale of travel services, including those prohibiting unfair and deceptive practices and those requiring us to register as a seller of travel, comply with disclosure requirements and participate in state restitution funds. In addition, many of our travel suppliers and computer reservation systems providers are heavily regulated by the United States and other governments. Our services are indirectly affected by regulatory and legal uncertainties affecting the businesses of our travel suppliers and computer reservation systems providers. For example, to the extent federal regulators take action to regulate the number of flights scheduled for arrival and departure at similar times to alleviate delays and bottlenecks at airports, and to reduce and control air traffic at peak times, the airlines may incur greater costs to operate. In turn, the airlines could attempt to recover their costs by reducing commissions or passing those costs on the consumer in the form of higher ticket prices. Reductions in commissions could result in a decrease in our revenue. Higher ticket prices could result in less leisure travel, which in turn could negatively impact our revenue.

     In addition, we cannot predict whether new legislation or regulations governing the Juris Travel's activities will be enacted by legislative bodies or promulgated by agencies regulating our activities, or what the effect of any such legislation or regulations on our business would be. As a result of our having an office only in the City of Las Vegas, State of Nevada, we are currently only subject to the taxing authority in Clark County, Nevada. We do not have a corporate tax in the State of Nevada. However, we are subject to the laws of the federal government in reference to Federal Trade Commission rules and regulations pertaining to disclosure requirements. Additional, we are subject to the anti-fraud common law statutes of any state where we accept travel customers. In the future, we may be subject to the taxation of our customer's place of residency or place of purchase. Currently, compliance with these regulations have a minimal effect on our cash flow.

Employees

     We are a development stage company and currently have only one part-time employee. We are currently managed by Roxana Isabel Vargas, our sole officer and director. We look to Ms. Vargas for her entrepreneurial skills and talents. For a discussion of Ms. Vargas's experience, please see "Directors and Executive Officers." We plan to use consultants, attorneys and accountants as necessary and do not plan to engage any full-time employees in the near future. We believe the use of non-salaried personnel allows us to expend our capital resources as a variable cost as opposed to a fixed cost of operations. In other words, if we have insufficient revenues or cash available, we are in a better position to only utilize those services required to generate revenues as opposed to having salaried employees. We may hire marketing employees based on the projected size of the market and the compensation necessary to retain qualified sales employees. A portion of any employee compensation likely would include the right to acquire our stock, which would dilute the ownership interest of holders of existing shares of our common stock. We are currently relying on the salaried employees of Global Travel International to book travel for us. Global Travel International has assisted us in our website design and functions, in addition to maintenance, and troubleshooting. Under our agreement with Global Travel International provides us the resources to service all of our needs and those of our clients. Until we have received sufficient funds to hire additional personnel, we will continue to utilize the services of Global Travel International. Based upon our relationship with Global Travel International we are able to immediately implement our plans. Currently, we are able to book travel through our website, and have commenced a test advertisement in the California Bar Journal. However, in order to substantially impact our revenues we will require additional personnel. These personnel will be added to our management when funds are available. We anticipate such availability to be after 12 months.

     Ms. Vargas is spending the time allocated to our business in handling the general business affairs of our company such as accounting issues, including review of materials presented to our auditors, working with our counsel in responding to the SEC comment letters in reference to our SB-2 registration, and reviewing and establishing where advertising will commence. The website, which is fully functional at this time, is being maintained by Global Travel International. Any troubleshooting that may occur will be handled by Global Travel International. In addition, Global Travel International maintains the automatic commission payment program. Ms. Vargas prepares some commission statement forms which are independently submitted to Global Travel International.

                           REPORTS TO STOCKHOLDERS

     We are not subject to the informational requirements of the Securities Exchange Act of 1934, as amended. Once our registration statement is effective and our securities are registered under the exchange act, we will file supplementary and periodic information, documents and reports that are required under section 13 of the Securities Act of 1933, as amended, with the Securities and Exchange Commission. We intend to register our securities under Section 12(g) of the Exchange Act. Such reports, proxy statements and other information will be available through the Commission's Electronic Data Gathering Analysis and Retrieval System which is publicly available through the Commission's website (http://www.sec.gov).

     We intend to furnish annual reports to stockholders, which will include audited financial statements reported on by our Certified Public Accountants. In addition, we will issue unaudited quarterly or other interim reports to stockholders, as we deem appropriate.

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND PLAN OF OPERATIONS

     The following discussion should be read in conjunction with by the financial statements section.

Overview

     Juris Travel, which was incorporated in Nevada in January 2002, is a Development Stage Company, engaged in the business of marketing travel services to the legal industry. Juris Travel arranges its travel through

Global Travel International, a travel company recognized by the travel industry's major professional organizations, including the Airline Reporting Corporation (ARC), the International Airlines Travel Agent Network (IATAN), and the Cruise Lines International Association (CLIA).

          We have a limited operating history and generated only minimal revenues from the sale of any services. Our company and services are the result of an agreement, which was entered into between Juris Travel and Global Travel International, which resulted in Juris Travel booking its travel services through Global Travel International. Our activities have been limited to the negotiation of an agreement and preliminary market analysis and the construction and start up of our website. Consequently, we have incurred the expenses of start-up. Future operating results will depend on many factors, including our ability to raise adequate working capital, demand for our products, the level of competition and our ability to deliver travel services while maintaining quality and controlling costs. As a result of our lack of liabilities, our current cash position allows us to maintain a status quo position for a period of approximately six months. However; this position will not allow us to pursue any significant business opportunity.

Plan of Operation

     Since our incorporation on January 2002, we have not been engaged in any significant operations nor have we had any significant revenues, as we are in the development stage. Our only recent activities through May 2002 include organization of the Company, the negotiation and execution of the Travel Agency Agreement, and research over the Internet to determine methods of acquiring market share presence without significant start up expenses and start up of our website, and commencement of booking traval. Our goal is to distribute our own product line of travel services, primarily through Internet generated sales, at the most cost efficient method. Our customer focus will be a niche market of legal related travel.

     During the next 12 months we plan to focus our efforts on the development of our marketing program of our website, www.juristravel.com, for secure travel services purchases.

     Satisfaction of our cash obligations for the next 12 months. Our plan of operation has provided for us to establish an operational website as soon as practical. We have accomplished the goal of setting up an operational website capable of booking travel. Having established our website as operational, we are to commence advertising in selected periodicals, newspapers, and the Internet. Initially we raised $7,500 from our sole officer, director, shareholder, Ms. Vargas. We have utilized a portion of the $7,500 to acquire our agreement with Global Travel International, approximately $647.98, pay local business licensing fees of $195, pay local business taxes of $25, pre-pay our office rent of $180 for one year, and pay our auditor $1,000. In addition, we paid bank charges of $30 and a Securities and Exchange Commission filing fee of $2.29. This provides us with a cash balance of approximately $5,419.73. Our plan of operation indicates expenditures in the following year will include: (i) annual web address fee - $35, (ii) annual fee to Global Travel International - $129 for year 2003,
(iii) accounting - $1500, (1v) additional legal $2,000, and (v) miscellaneous expenses $1,736. Our miscellaneous expenses include expenditures for advertising. We have based our assumptions on the fact that we will not incur additional obligations for personnel, office, etc. until such time as we either raise additional equity or debt, or generate revenues to support such expenditures. Our sole officer and director, Ms. Vargas has agreed to continue her part time work for a period of two years without pay if required. We have not allocated any pay for Ms. Vargas out of the funds being raised in this offering. If we were to not receive any additional funds, including the funds from this offering, we could continue in business for the next 12 months. However, we would not be in a position to advertise for our products and services, thus we would not anticipate any significant revenues. Since our website is operational, we can conduct business and earn revenues. We have selected one advertisement for the California Bar Journal, which is expected to commence June of 2002. We have already booked travel under our existing website and have received a minimal amount of commissions from our website, ($146) as of the end of May 2002.

     Summary of any product research and development that we will perform for the term of the plan. We do not anticipate performing any significant product research and development under our plan of operation. In lieu of product research and development we anticipate maintaining control over our advertising, especially on the Internet, to assist us in determining the allocation of our limited advertising dollars.

     Expected purchase or sale of plant and significant equipment. We do not anticipate the purchase or sale of any plant or significant equipment, as such items are not required by us at this time or in the next 12 months.

     Significant changes in number of employees. The number of employees required to operate our business is currently one part time individual. After we complete the current offering and have commenced booking travel based upon the expenditures of our advertising dollars, and word of mouth advertising, and at the end of the initial 12 month period, our plan of operation anticipates our requiring additional capital to hire at least one full time person. We will be relying on the salaried individuals at Global Travel International to handle our travel booking requirements. Because we will incur no additional expenses in utilizing the staff of Global Travel International, we believe this is in the best interest of our plan of operation.

     Recently major airlines have terminated their policy of paying commissions to travel agents. It is anticipated that this policy change will impact our revenues. Our plan of operations provides for the charging of service fees or consulting fees. We do not know how the general public will respond, where we add a general service fee to the travel booking expenses.


Milestones:
     As a result of our being a development stage company with minimal amounts of equity capital initially available, $7,500, we have set our goals in three stages: (1) goals based upon the availability of our initial funding of $7,500; (2) goals based upon our funding of $25,000; and (3) goals based upon or funding additional equity and or debt in the approximate sum of $100,000 to $200,000.

     Stage I: Development of our business operations based upon our Presidents investment of $7,500.
* To set up our corporate structure (file for incorporation) set up corporate governance. Accomplished through the incorporation in Nevada in January of 2002. Total costs approximately $560.
* To establish our place of business as Las Vegas, Nevada (a major travel center in the United States). Accomplished in January of 2002. Total costs approximately $180.
* To obtain our proper business licenses and taxation certificates to do business in the City of Las Vegas, Clark County, Nevada. Accomplished in February 2002. Total costs approximately $220.
* To obtain travel booking software and develop an operational website at the lowest possible cost. Accomplished through our agreement with Global Travel International. Total costs $647.98.
* To retain counsel and an auditor to assist in preparation of documents providing for the raising of $25,000 to complete Stage II of our Plan of Operations. Accomplished in January 2002. Total costs approximately $6,000. (Counsel to be paid from proceeds of offering in the sum of $5,000. Auditor paid $1,000 from $7,500).

     Stage II: Development of our business operations based upon our receipt of the net funds from our offering of $19,000. We have not commenced the majority of milestones set forth in Stage II of our Plan of Operation as a result of our not having the funds from our offering. In the event we do not receive the funds from the offering, then we will be in a position to continue with the operations of Juris Travel, however no significant business will be accomplished until other equity or debt is raised, or in the unlikely event that our website as currently operational, generates sufficient revenues to incur additional advertising expenses.

* To enhance the website - once operational- to maximize the number of hits (the number of times individuals and or entities utilize the website). Our website visibility is very critical for our Plan of Operation. Global Travel International is assisting us in promoting our site by listing it in over 9,000 search engine directories that are intended to drop our website name into the laps of countless web surfers. This will enhance the utilization of ResMax, the Global Travel International booking software. Anticipated completion date of this process is August 15, 2002.
  Concurrent with this program by Global Travel International, we are seeking assistance to enhance the promotion of our website to all law related websites. We have allocated $6,000 from website development for this purpose.
* To promote the website through both traditional and Internet advertising.
* Traditional - Advertising focused on legal newspapers, state bar journals, legal periodicals, etc. Within 90 days of our receipt of funds from either this offering we will have advertisements to our sites in various legal publications and periodicals. The first of these advertisements will appear in the California Bar Journal, an official publication of the State Bar of California, in the June or July of 2002 issue.
* Internet - Internet Banner Ads focused on strategic locations oriented to websites where the legal community would be most prone to surf (view the website). Within 75 days of our receipt of funds from this offering we will commence our first banner add.

     Stage III: Development of our business operations based upon our receipt of additional equity and/or debt in the approximate sum of $100,000 to $200,000.
* To hire personnel, including the payment of a salary to our President, to operate the day to day activities of Juris Travel. With the raising of $100,000 in Stage III, we intend to pay our President a salary of $40,000 per year. There are no accruals for past salary, and the commencement date of such salary would not occur until such time as the additional funds (in addition to our present offering) are acquired. An additional $20,000 would be allocated toward salaries, and the balance of $40,000 would be utilized for legal, accounting, advertising and general office expenses. In the event an additional $100,000 were raised (in addition to the $25,000 in this offering, and $100,000 referenced above), we would allocate the 2nd $100,000 primarily to advertising, office space and additional staff.
  We anticipate that it will take us approximately 90 days after the funding referenced in this State III to expand our advertising, hire personnel, and obtain office space.


* To set up advertising programs, both traditional and via the Internet, nationwide to achieve the maximization of our opportunities to book travel through our arrangement with Global Travel International via ResMax, the travel booking software and website. Our advertising campaign, in addition to the advertising slated for our Stage II, will include more advertising in a larger number of markets. To prepare for the implementation of this advertising program, we are accumulating advertising data from the various legal publications throughout the United States, primarily in the Western regions initially. Within 90 days of our receipt of the funds referenced in this Stage III we will be prepared to commence the Stage III advertising programs.


     Until an infusion of capital from this offering, we will not be able to complete Stage II of our Plan of Operations and the milestones set forth. We currently have insufficient capital to commence significant operations and are dependent on the proceeds of this offering to begin such operations. Although our website is currently operational and we are starting to book travel, our Plan of Operations is premised upon having advertising dollars available. We believe that the advertising dollars allocated in the offering will assist us in generating revenues. We have suffered start up losses and have a working capital deficiency which raises substantial concern regarding our ability to continue as a going concern. We believe that the proceeds of this offering will enable us to maintain our operations and working capital requirements for at least the next 12 months, without taking into account any internally generated funds from operations. We will need to raise $25,000, with net proceeds of $19,000, to comply with our business plan of operations for the next 12 months based on our capital expenditure requirements. Capital will be raised pursuant to this offering.

     After this offering, we will require additional funds to maintain and expand our operations as reference in our Stage III. These funds may be raised through equity financing, debt financing, or other sources, which may result in further dilution in the equity ownership of the shares being offered in this prospectus. At this time we have no earmarked source for these funds. Additionally, there is no guarantee that we will be able to locate additional funds. In the event we are unable to locate additional funds, we will be unable to generate revenues sufficient to operate our business. There is still no assurance that, even with the funds from this offering, we will be able to maintain operations at a level sufficient for an investor to obtain a return on their investment in our common stock. Further, we may continue to be unprofitable.

Liquidity and Capital Resources

     Cash will be increasing primarily due to the receipt of funds from this offering to offset our near term cash equivalents. Since inception, we have financed our cash flow requirements through issuance of common stock. As we expand our activities, we may continue to experience net negative cash flows from operations, pending receipt of sales revenues. Additionally we anticipate obtaining additional financing to fund operations through common stock offerings and bank borrowings, to the extent available, or to obtain additional financing to the extent necessary to augment our working capital.

     We anticipate that we will incur operating losses in the next twelve months. Our lack of operating history makes predictions of future operating results difficult to ascertain. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets. Such risks for us include, but are not limited to, an evolving and unpredictable business model and the management of growth. To address these risks, we must, among other things, obtain a customer base, implement and successfully execute our business and marketing strategy, continually develop and upgrade our product packaging, provide order fulfillment through the Internet, respond to competitive developments, and attract, retain and motivate qualified personnel. There can be no assurance that we will be successful in addressing such risks, and the failure to do so can have a material adverse effect on our business prospects, financial condition and results of operations.

                                 FACILITIES

     We currently maintain a mailing address 2950 E. Flamingo Rd, Suite E-5, Las Vegas, NV 89121. Our yearly rent of $180 is pre-paid annually. Additionally, Ms. Vargas, our sole officer and director, occasionally will utilize her home to conduct business on our behalf. Ms. Vargas does not receive any remuneration for the use of her home or time spent on behalf of us. We do not believe that we will need to obtain additional office space at any time in the foreseeable future, approximately 12 months, until our business plan is more fully implemented.

     As a result of our agreement with Global Travel International we do not require personnel other than Ms. Vargas to conduct our business. In the future we anticipate requiring additional office space and additional personnel; however it is unknown at this time how much space or how many individuals will be required.

                        MARKET PRICE OF COMMON STOCK

     We may file for inclusion of our common stock on the Over-the-Counter Bulletin Board; however, there can be no assurance that NASD will approve the inclusion of the common stock. Prior to the effective date of this offering, our common stock was not traded.

     As of January 31, 2002 there was 1 stockholder of our common stock.

                                  DIVIDENDS

     The payment of dividends is subject to the discretion of our Board of Directors and will depend, among other things, upon our earnings, our capital requirements, our financial condition, and other relevant factors. We have not paid or declared any dividends upon our common stock since our inception and, by reason of our present financial status and our contemplated financial requirements, do not anticipate paying any dividends upon our common stock in the foreseeable future.

     We have never declared or paid any cash dividends. We currently do not intend to pay cash dividends in the foreseeable future on the shares of common stock. We intend to reinvest any earnings in the development and expansion of our business. Any cash dividends in the future to common stockholders will be payable when, as and if declared by our Board of Directors, based upon the Board's assessment of:
*    our financial condition;
*    earnings;
*    need for funds;
*    capital requirements;
*    prior claims of preferred stock to the extent issued and  outstanding;
and
*    other factors, including any applicable laws.

     Therefore, there can be no assurance that any dividends on the common stock will ever be paid.

                           EXECUTIVE COMPENSATION

     The following table sets forth the cash compensation of our sole officer and director, Roxana Isabel Vargas from inception (January 23, 2002) to January 31, 2002.

Summary Compensation Table
                                                              Long Term
                                Annual Compensation         Compensation
Name and Principal                         Other Annual  Restricted
     Position         YTD   Salary Bonus   Compensation    Stock    Options
Roxana Isabel
Vargas,
President,                                                750,000
Secretary Treasurer  2002    $-0-   -0-        -0-          (1)       -0-

(1) The 750,000 shares of Restricted Common Stock were purchased by Roxana Isabel Vargas, at $0.01 per share.

Future Compensation

      Ms. Vargas has agreed to provide services to us for a period of two years without compensation, or until such time as we have generated at lease $100,000 in revenues or have raised additional cash from offerings subsequent to this offering.

Board Committees

     We do not currently have any committees of the Board of Directors. Additionally, due to the nature of our intended business, the Board of Directors does not foresee a need for any committees in the foreseeable future.

Transfer Agent

     The transfer agent for the common stock will be Pacific Stock Transfer, 500 E. Warm Springs, Suite 240, Las Vegas, Nevada 89119.

            CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

     Office services are provided without charge by the Company's director. Such costs are immaterial to the financial statements and, accordingly, have not been reflected therein. The estimated fair market value for such facilities are estimated to be $600 per annum.

     During January of 2002, Ms. Vargas acquired 750,000 shares of common stock, at a price of $.01 per share. Ms. Vargas is the sole officer, director, shareholder, and promoter of Juris Travel. The proceeds from the sale of the shares to Ms. Vargas, $7,500, constituted the initial capitalization of the company.

                       SHARES ELIGIBLE FOR FUTURE SALE

     Prior to this offering, there has been no public market for our common stock. Future sales of substantial amounts of common stock in the public market could adversely affect market prices prevailing from time to time. Furthermore, since only a limited number of shares will be available for sale shortly after this offering because of certain restrictions on resale, sales of substantial amounts of our common stock in the public market after the restrictions lapse could adversely affect the prevailing market price and our ability to raise equity capital in the future.

     Upon completion of this offering, we will have outstanding an aggregate of 1,000,000 shares of common stock, assuming all of the 250,000 shares are sold.

     Of these shares, the 250,000 shares of common stock sold in this offering will be freely tradable without restriction or further registration under the Securities Act, unless such shares are purchased by our "affiliates" as that term is defined in Rule 144 under the Securities Act. The remaining 750,000 shares of common stock held by our existing stockholder are "restricted securities" as that term is defined in Rule 144 under the Securities Act. The holders of record of each class of common equity is one stockholder. The shares making up the 750,000 were issued on the following date: 750,000 were issued on January 23, 2002. All restricted shares are held by officers, directors, or affiliates. Restricted shares may be sold in the public market only if registered or if they qualify for an exemption from registration under Rule 144. As a result of the provisions of Rules 144, additional shares will be available for sale in the public market as follows:

* no restricted shares will be eligible for immediate sale on the date of this prospectus; and
* the remainder of the restricted shares will be eligible for sale from time to time thereafter upon expiration of their respective one-year holding periods, subject to restrictions on such sales by affiliates.

     In general, under Rule 144 as currently in effect, beginning 90 days after the Effective Date, an affiliate of Juris Travel, or person (or persons whose shares are aggregated) who has beneficially owned restricted shares for at least one year will be entitled to sell in any three-month period a number of shares that does not exceed the greater of:

*    one percent of the then outstanding shares of our common stock; or
* the average weekly trading volume of our common stock in the Over-the-Counter Bulletin Board during the four calendar weeks immediately preceding the date on which notice of the sale is filed with the SEC.

     Sales pursuant to Rule 144 are subject to certain requirements relating to manner of sale, notice, and the availability of current public information about us. A person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of Juris Travel at any time during the 90 days immediately preceding the sale and who has beneficially owned restricted shares for at least two years is entitled to sell such shares under Rule 144(k) without regard to the resale limitations.

     The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver to the prospective purchaser a standardized risk disclosure document prepared by the Securities and Exchange Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the prospective purchaser and receive the purchaser's written agreement to the transaction. Furthermore, subsequent to a transaction in a penny stock, the broker-dealer will be required to deliver monthly or quarterly statements containing specific information about the penny stock. It is anticipated that our common stock will be traded on the OTC Bulletin Board at a price of less than $5.00. In this event, broker-dealers would be required to comply with the disclosure requirements mandated by the penny stock rules. These disclosure requirements will likely make it more difficult for investors in this offering to sell their common stock in the secondary market.

                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                   ON ACCOUNTING AND FINANCIAL DISCLOSURE

In January 2002, we engaged the services of G. Brad Beckstead, C.P.A. of Las Vegas, Nevada, to provide an audit of our financial statements for the period from January 23, 2002 (inception) to January 31, 2002. This was our first auditor. We have no disagreements with our auditor through the date of this prospectus.

                                JURIS TRAVEL

                        INDEX TO FINANCIAL STATEMENTS

INDEPENDENT AUDITORS' REPORT                                             F-1
BALANCE SHEET                                                            F-2
STATEMENT OF OPERATIONS                                                  F-3
STATEMENT OF STOCKHOLDERS' EQUITY                                        F-4
STATEMENT OF CASH FLOWS                                                  F-5
NOTES TO FINANCIAL STATEMENTS                                        F-6-F-9

G. BRAD BECKSTEAD
Certified Public Accountant
                                                          330 E. Warm Springs
                                                          Las Vegas, NV 89119
                                                                 702.257.1984
                                                             702.362.0540 fax

                        INDEPENDENT AUDITOR'S REPORT

February 13, 2002

Board of Directors
Juris Travel
Las Vegas, NV

I have audited the Balance Sheet of Juris Travel (the "Company") (A Development Stage Company), as of January 31, 2002, and the related Statements of Operations, Stockholders' Equity, and Cash Flows for the period January 23, 2002 (Date of Inception) to January 31, 2002. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with auditing standards generally accepted in the United States. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement presentation. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Juris Travel (A Development Stage Company) as of January 31, 2002, and the results of its operations and cash flows for the period January 23, 2002 (Date of Inception) to January 31, 2002, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company has had limited operations and have not commenced planned principal operations. This raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters are also described in Note 4. The financial statements do not
include  any  adjustments  that  might  result  from  the  outcome  of   this
uncertainty.



G. Brad Beckstead, CPA

                                Juris Travel
                        (a Development Stage Company)
                                Balance Sheet

                                                               January 31,
                                                                   2002
Assets

Current assets:
  Cash                                                         $      7,500
                                                               ------------
     Total current assets                                             7,500
                                                               ------------
                                                               $      7,500
                                                               ============

Liabilities and Stockholder's Equity
Current liabilities:                                           $          -
     Total current liabilities                                            -
                                                               ------------
Stockholders' equity:

Preferred stock, $0.001 par value, 20,000,000 shares
  authorized, no shares issued and outstanding                           --
Common stock, $0.001 par value, 100,000,000 shares
  authorized, 750,000 shares issued and outstanding                     750
Additional paid-in capital                                            6,750
(Deficit) accumulated during development stage                           --
                                                               ------------
     Total Stockholders' Equity                                       7,500
                                                               ------------
                                                               $      7,500
                                                               ============

 The accompanying notes are an integral part of these financial statements.

                                Juris Travel
                        (a Development Stage Company)
                           Statement of Operations

                                                               January 23,
                                                                   2002
                                                               (inception)
                                                                    to
                                                               January 31,
                                                                   2002

Revenue                                                        $         --
                                                               ------------
Expenses:
  General and administrative expenses                                    --
  Payroll - related party                                                --
                                                               ------------
     Total expenses                                                      --
                                                               ------------
Net (loss)                                                     $         --
                                                               ============
Weighted average number of
  common shares outstanding                                         750,000
                                                               ============
Net (loss) per share                                           $     (0.00)
                                                               ============

 The accompanying notes are an integral part of these financial statements.

                                Juris Travel
                        (a Development Stage Company)
                Statement of Changes in Stockholders' Equity
       For the Period January 23, 2002 (Inception) to January 31, 2002

                                                    (Deficit)
                                                    Accumulate
                                        Additional      d         Total
                        Common Stock     Paid-in      During   Stockholders
                           Shares        Capital    Development   Equity
                           Amount                      Stage
Balance, January 23,         -  $    -  $        -  $        - $          -
2002

Shares issued for cash  750,000    750       6,750                    7,500

Net (loss)
period ended January                                        --           --
31, 2002
                        ---------------------------------------------------
Balance, January 31,
2002                    750,000 $  750  $    6,750  $       -- $      7,500
                        ===================================================

 The accompanying notes are an integral part of these financial statements.

                                Juris Travel
                        (a Development Stage Company)
                           Statement of Cash Flows

                                                                January 23,
                                                                   2002
                                                                (Inception)
                                                                    to
                                                                January 31,
                                                                   2002
Cash flows from operating activities
Net (loss)                                                      $        --
  Shares issued for services                                             --
                                                                -----------
Net cash used by operating activities                                    --
                                                                -----------
Cash flows from investing activities
Net cash used by investing activities                                    --
                                                                -----------
Cash flows from financing activities
  Common stock issued                                                 7,500
                                                                -----------
Net cash provided by financing activities                             7,500
                                                                -----------
Net increase (decrease) in cash                                       7,500
Cash - beginning                                                          -
                                                                -----------
Cash - ending                                                   $     7,500
                                                                ===========
Supplemental disclosures:
  Interest paid                                                 $         -
                                                                ===========
  Income taxes paid                                             $         -
                                                                ===========

 The accompanying notes are an integral part of these financial statements.

Note 1 - Summary of significant accounting policies

Organization
The Company was organized January 23, 2002 (Date of Inception) under the laws of the State of Nevada, as Juris Travel. The Company began the business of marketing, selling and distributing a verity of wholesale and retail travel related products and services. The Company was unsuccessful in conducting any business.

The Company has not commenced significant operations and, in accordance with SFAS #7, the Company is considered a development stage company.

Use of estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ significantly from those estimates.

Cash and cash equivalents
For the purpose of the statements of cash flows, all highly liquid investments with the maturity of three months or less are considered to be cash equivalents.

Revenue recognition
Juris Travel's revenues and cost of sales are to be recorded on a net basis. The revenues consist primarily of commissions or service fees earned on the sales of products. Advance payments made by customers are recorded as deferred revenue and advance payments made to vendors are recorded as prepaid accommodations. Revenues and related expenses are recognized when the revenue is earned, which varies by the type of product. Revenues from airline ticket sales are recorded when the tickets are issued. Revenues from cruise and tour sales are recognized at the customer's departure date. Revenues from hotel sales and auto rentals are not recognized until the customer utilizes them.

Advertising Costs
The Company expenses all costs of advertising as incurred. There were no advertising costs included in general and administrative expenses as of January 31, 2002.

Fair value of financial instruments
Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of January 31, 2002. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash and accounts payable. Fair values were assumed to approximate carrying values for cash and payables because they are short term in nature and their carrying amounts approximate fair values or they are payable on demand.

Impairment of long lived assets
Long lived assets held and used by the Company are reviewed for possible impairment whenever events or circumstances indicate the carrying amount of an asset may not be recoverable or is impaired. No such impairments have been identified by management at January 31, 2002.

Stock-Based Compensation:
The Company accounts for stock-based awards to employees in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to

Employees" and related interpretations and has adopted the disclosure-only alternative of FAS No. 123, "Accounting for Stock-Based Compensation." Options granted to consultants, independent representatives and other non-employees are accounted for using the fair value method as prescribed by FAS No. 123.

Earnings per share
The Company follows Statement of Financial Accounting Standards No. 128. "Earnings Per Share" ("SFAS No. 128"). Basic earning per common share ("EPS") calculations are determined by dividing net income by the weighted average number of shares of common stock outstanding during the year. Diluted earning per common share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding. During periods when common stock equivalents, if any, are anti- dilutive they are not considered in the computation.

Segment reporting
The Company follows Statement of Financial Accounting Standards No. 130, "Disclosures About Segments of an Enterprise and Related Information". The Company operates as a single segment and will evaluate additional segment disclosure requirements as it expands its operations.

Income taxes
The Company follows Statement of Financial Accounting Standard No. 109, "Accounting for Income Taxes" ("SFAS No. 109") for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

Recent pronouncements
The FASB recently issued Statement No. 137, "Accounting for Derivative Instruments and Hedging Activities-Deferral of Effective Date of FASB Statement No. 133". The Statement defers for one year the effective date of FASB Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities". The rule now will apply to all fiscal quarters of all fiscal years beginning after June 15, 2000. In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." The Statement will require the company to recognize all derivatives on the balance sheet at fair value. Derivatives that are not hedges must be adjusted to fair value through income, if the derivative is a hedge, depending on the nature of the hedge, changes in the fair value of derivatives will either be offset against the change in fair value of the hedged assets, liabilities, or firm commitments through earnings or recognized in other comprehensive income until the hedged item is recognized in earnings. The ineffective portion of a derivative's change in fair value will be immediately recognized in earnings. The company does not expect SFAS No. 133 to have a material impact on earnings and financial position.

In December 1999, the Securities and Exchange Commission released Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements (SAB No. 101), which provides guidance on the recognition, presentation and disclosure of revenue in financial statements. SAB No. 101 did not impact the company's revenue recognition policies.

Note 2 - Income taxes

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109"), which requires use of the liability method. SFAS No. 109 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences. Deferred tax assets and liabilities at the end of each period are determined using the currently enacted tax rates applied to taxable income in the periods in which the deferred tax assets and liabilities are expected to be settled or realized.

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes. The sources and tax effects of the differences are as follows:




                 U.S federal statutory rate      (34.0%)
                 Valuation reserve                34.0%

                 Total                               -%

As of January 31, 2002, the Company has no net operating loss carryforward for tax purposes, which will be available to offset future taxable income.

Note 3 - Stockholder's equity

The Company is authorized to issue 20,000,000 shares of it $0.001 par value preferred stock and 100,000,000 shares of its $0.001 par value common stock.

During January 2002, the Company issued 750,000 shares of its $0.001 par value common stock for $.01 per share or $7,500.00 cash. The shares were deemed to have been issued pursuant to an exemption provided by Section 4(2) of the Act, which exempts from registration "transactions by an issuer not involving any public offering."

There have been no other issuances of common or preferred stock.

Note 4 - Going concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern which contemplates the recoverability of assets and the satisfaction of liabilities in the normal course of business. As noted above, the Company is in the development stage and, accordingly, has not yet generated revenues from operations. Since its inception, the Company has been engaged substantially in financing activities and developing its ravel related products, incurring costs and expenses. In addition, the Company's development activities since inception have been financially sustained by capital contributions.

The  ability of the Company to continue as a going concern is dependent  upon its ability to raise additional capital from the sale of common stock and, ultimately, the achievement of significant operating revenues. The Company plans to raise an additional $25,000 through equity offerings in order to continue operations for the next 12 months. The accompanying financial statements do not include any adjustments that might be required should the Company be unable to recover the value of its assets or satisfy its liabilities.

Note 5 - Warrants and options

There are no warrants or options outstanding to acquire any additional shares of common stock.

Note 6 - Related party transactions

The Company issued a combined total of 750,000 shares of its $0.001 par value common stock to its director in exchange for cash valued at $7,500.

The Company does not lease or rent any property. Office services are provided without charge by the Company's director. Such costs are immaterial to the financial statements and, accordingly, have not been reflected therein.

          _____________________             No dealer, salesman or any other
            TABLE OF CONTENTS               person  has  been authorized  to
                                            give  any information or to make
                                            any  representation  other  than
                                            those    contained    in    this
                                            prospectus  and,  if  given   or
                                            made,   such   information    or
                                            representation   must   not   be
                                            relied   upon  as  having   been
                                            authorized    by    us.     This
                                            prospectus  does not  constitute
                                            an   offer   to   sell   or    a
                                            solicitation of any offer to buy
                                            any   security  other  than  the
                                            shares  of common stock  offered
                                            by  this prospectus, nor does it
                                            constitute an offer to sell or a
                                            solicitation of any offer to buy
                                            the shares of a common stock  by
                                            anyone  in  any jurisdiction  in
                                            which such offer or solicitation
                                            is  not authorized, or in  which
                                            the person making such offer  or
                                            solicitation is not qualified to
                                            do  so, or to any person to whom
                                            it  is  unlawful  to  make  such
                                            offer  or solicitation.  Neither
                                            the  delivery of this prospectus
                                            nor   any  sale  made  hereunder
                                            shall,  under  any circumstances
                                            create   any  implication   that
                                            information contained herein  is
                                            correct    as   of   any    time
                                            subsequent to the date hereof.
                                      Page
Prospectus Summary                     1
Summary Financial Information          2
Capitalization                         2
Risk Factors                           3
  Lack of Operating History            3
  Dependency on sole officer &
director                               3
  Limited Time Involvement by our
sole officer                           3
  Requirement of additional capital    4
  Lack of profits & revenues           4
  No public market for our stock       5
Special Note Regarding Forward-
Looking Statement                      6
Use of Proceeds                        7
Determination of Offering Price        8
Dilution                               8
Plan of Distribution                   9
Litigation                             10
Management                             10
Principal Stockholders                 11
Description of Securities              11
Legal Matters                          13
Experts                                13
Disclosure of Commission Position of
Indemnification of Securities Act
Liabilities                            14
Our Business                           15
Reports to Stockholders                21
Management Discussion and Analysis     21
Facilities                             25
Market Price of Common Stock           26
Dividends                              26
Executive Compensation                 26
Certain Relationships and Related
Party Transaction                      27
Shares Eligible for Future Sale        27
Changes in and Disagreements with
Accountants                            28
Audited Financials Statements
Independent Auditors Report           F-1
Balance Sheet                         F-2
Statement of Operations               F-3
Statement of Stockholders' Equity     F-4
Statement of Cash Flows               F-5
Notes to Financial Statements         F-6

                                                         JURIS
                                                         TRAVEL


                                                        $25,000

                                                       PROSPECTUS


                                               DEALER PROSPECTUS DELIVERY
                                                       OBLIGATION

                                            Until the offering termination
                                            date, all dealers that effect
                                            transactions in these
                                            securities, whether or not
                                            participating in this offering,
                                            may be required to deliver a
                                            prospectus. This is in addition
                                            to the dealers' obligation to
                                            deliver a prospectus when acting
                                            as underwriters and with respect
                                            to their unsold allotments or
                                            subscriptions.

PART II:  Information not required in Prospectus

INDEMNIFICATION OF OFFICERS AND DIRECTORS

     None of our directors will have personal liability to us or any of our stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director since provisions have been made in the Articles of Incorporation limiting such liability. The foregoing provisions shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or, which involve intentional misconduct or a knowing violation of law, (iii) under applicable Sections of the Nevada Revised Statutes, (iv) the payment of dividends in violation of
Section 78.300 of the Nevada Revised Statutes or, (v) for any transaction from which the director derived an improper personal benefit.

     The Bylaws provide for indemnification of the directors, officers, and employees of Juris Travel in most cases for any liability suffered by them or arising out of their activities as directors, officers, and employees of Juris Travel if they were not engaged in willful misfeasance or malfeasance in the performance of his or her duties; provided that in the event of a settlement the indemnification will apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation. The Bylaws, therefore, limit the liability of directors to the maximum extent permitted by Nevada law (Section 78.751).

     Our officers and directors are accountable to us as fiduciaries, which means they are required to exercise good faith and fairness in all dealings affecting us. In the event that a stockholder believes the officers and/or directors have violated their fiduciary duties to us, the stockholder may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce the stockholder's rights, including rights under certain federal and state securities laws and regulations to recover damages from and require an accounting by management. Stockholders who have suffered losses in connection with the purchase or sale of their interest in Juris Travel in connection with such sale or purchase, including the misapplication by any such officer or director of the proceeds from the sale of these securities, may be able to recover such losses from us.

RECENT SALES OF UNREGISTERED SECURITIES

     During January 2002, the Company issued 750,000 of its $0.001 par value common stock at $0.01 per share to its director in exchange for cash at $7,500. The shares were deemed to have been issued pursuant to an exemption provided by Section 4(2) of the Act, which exempts from registration "transactions by an issuer not involving any public offering."

     There have been no other issuances of common stock.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the costs and expenses to be paid in connection with the sale of the shares of common stock being registered hereby. All amounts are estimates except for the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee                    $2.29
Accounting fees and expenses                                             -0-
Legal fees and expenses                                                5,000
Printing fees and expenses                                               500
Transfer agent and registrar fees and expenses                           500
Other expenses                                                       $297.71
Total                                                                 $6,000

EXHIBITS

     The Exhibits required by Item 601 of Regulation S-B, and an index thereto, are attached.

UNDERTAKINGS
A.   The undersigned registrant hereby undertakes to:

     (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

          (i) Include any prospectus required by section 10(a)(3) of the Securities Act;
          (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.
          (iii) Include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

B.
     (1) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.
     (2) In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on June 5, 2002.

JURIS TRAVEL

Signature                    Title                         Date

/s/ Roxana Isabel Vargas     President                     June 5, 2002
Roxana Isabel Vargas

/s/ Roxana Isabel Vargas     Sole Director                 June 5, 2002
Roxana Isabel Vargas

/s/ Roxana Isabel Vargas     Principal Executive Officer   June 5, 2002
Roxana Isabel Vargas

/s/ Roxana Isabel Vargas     Principal Financial Officer   June 5, 2002
Roxana Isabel Vargas

/s/ Roxana Isabel Vargas     Principal Accounting Officer  June 5, 2002
Roxana Isabel Vargas

EXHIBIT INDEX

Financial Statements:

     a)   Juris Travel (Attached)
               Report of Independent Auditor
               Balance Sheet For The Period Ending January 31, 2002 Statement of Operations For The Period January 23, 2002 (Inception)
               through January 31, 2002.
               Statement of Stockholders' Deficit For The Period January 23,
               2002
               (Inception) through January 31, 2002.
               Statement of Cash Flows For The Period January 23, 2002 (Inception) through January 31, 2002
               Notes to Financial Statements

Exhibit        Description

3i        Articles of Incorporation of Juris Travel filed on January 23, 2002
3ii       Bylaws of Juris Travel
5         Opinion of Donald J. Stoecklein, Esquire
10.1 Travel Agency Agreement between Juris Travel and Global Travel International dated
10.2      Commission Schedule
11        Statement re: Computation of per share earnings
23-1      Consent of G. Brad Beckstead, C.P.A.
23-2      Consent of Stoecklein Law Group